UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2013 (September 11, 2013)

Michael Baker Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6627	25-0927646
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive

Moon Township, Pennsylvania 15108

(Address of Principal Executive Offices, including Zip Code)

(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 11, 2013, Michael Baker Corporation (“Baker”) sent a notice to participants in the Baker 401(k) Plan (the “401(k) Plan”) required by Section 101(i)(1) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), informing them of a pending blackout period (the “Blackout Period”) under the 401(k) Plan. The Blackout Period is being implemented in connection with the pending tender offer (the “Offer”) commenced on September 9, 2013 by CDL Acquisition Co. Inc., a wholly owned subsidiary of Integrated Mission Solutions, LLC (“IMS”), for all of the outstanding shares of Baker common stock. Participants in the 401(k) Plan will be prevented from the following with respect to the portion of their accounts held in the 401(k) Plan during the Blackout Period: exchanges out of Baker common stock, rebalancing or auto-rebalancing service transactions, or requesting a loan, withdrawal or distribution from Baker common stock, until all processing related to the Offer is completed or the Offer is extended or terminated. The Blackout Period is expected to begin on October 1, 2013 at 4:00 p.m. Eastern Time and continue for eight business days. The Blackout Period is necessary to enable T. Rowe Price Trust Company, as directed trustee under the 401(k) Plan, to process participants’ instructions with respect to the 401(k) Plan in connection with the Offer.

On September 11, 2013, Baker was deemed to have received the notice required by Section 101(i)(2)(E) of ERISA. On September 17, 2013, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, Baker sent a notice to its directors and executive officers informing them of the Blackout Period and imposing certain trading restrictions in Baker common capital stock. A copy of the notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1.

Additional Information

This report is not an offer to purchase or a solicitation of an offer to sell securities of Baker. On September 9, 2013, IMS filed with the Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO (the “Schedule TO”) and Baker filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) regarding the Offer. On September 9, 2013, IMS mailed to Baker’s shareholders the Schedule TO, which included an offer to purchase and related materials (including materials specifically related to participants in Baker’s 401(k) Plan), and Baker mailed to its shareholders the Schedule 14D-9, with respect to the Offer. Baker shareholders are urged to read these materials (and any amendments or updates thereto) carefully, since they contain important information, including the terms and conditions of the Offer, that Baker shareholders should consider before tendering their shares. Baker shareholders may obtain a free copy of these materials and other documents filed by IMS or Baker with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained for free by contacting Georgeson, Inc., the information agent in the Offer, at (888) 666-2580.

Cautionary Note with respect to Forward-Looking Statements

This report contains forward-looking statements with respect to the Offer and related transactions, including the expected timing of the completion of the Offer and related transactions. When used in this report, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction and the risk that the transaction will not close. Factors that could cause actual results to differ materially include the following: the risk that a majority of Baker shares do not tender their stock in the Offer, the risk that Baker experiences a material adverse change giving IMS the right not to close the transaction, the risk that IMS is unable to close on its financing and the risk that Baker’s business will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction. Baker does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Further information on factors that could affect Baker’s financial results is provided in documents filed by Baker with the SEC, including Baker’s recent filings on Form 10-Q and Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Notice to Michael Baker Corporation directors and executive officers regarding blackout period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight
H. James McKnight
Office of the Chief Executive,
Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: September 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Michael Baker Corporation directors and executive officers regarding blackout period.